August 19, 2003


FOR IMMEDIATE RELEASE:


CONTACT:
     Betty J. Long, President
     Kentucky First Bancorp, Inc.
     308 North Main Street
     Cynthiana, Kentucky    41031


KENTUCKY FIRST BANCORP, INC. REPORTS NET EARNINGS FOR THE FISCAL YEAR AND THREE MONTHS ENDED JUNE 30, 2003


CYNTHIANA, KENTUCKY - Kentucky First Bancorp, Inc. (AMEX: KYF), the holding company for First Federal Savings Bank, Cynthiana, Kentucky, reported net earnings of $872,000, or $.97 per diluted share, for the fiscal year ended June 30, 2003, a decrease of $75,000, or 7.9%, compared to fiscal 2002.

The decrease in net earnings resulted primarily from a $91,000 decrease in net interest income and a $105,000 increase in general, administrative and other expense, which were partially offset by an $89,000 decrease in the provision for losses on loans.

Net earnings for the three months ended June 30, 2003, totaled $162,000, or $.18 diluted earnings per share, a decrease of $94,000, or 36.7%, compared to the $256,000, or $.28 diluted earnings per share, for the three months ended June 30, 2002. The decrease in net earnings was due primarily to a $143,000 decrease in net interest income, partially offset by a $49,000 decrease in the provision for federal income taxes.

As of June 30, 2003, Kentucky First Bancorp, Inc. reported total assets of $74.5 million, total liabilities of $61.3 million, including deposits of $53.0 million, and shareholders' equity of $13.2 million.

First Federal Savings Bank has served the Cynthiana area since 1888 and currently has two office locations in Cynthiana.

                          KENTUCKY FIRST BANCORP, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                 (In thousands)

                                                                    JUNE 30,        JUNE 30,
         ASSETS                                                       2003            2002
Cash and cash equivalents                                           $  6,878        $  3,679
Investment securities                                                 15,655          11,105
Mortgage-backed securities                                            15,287          22,204
Loans receivable                                                      33,932          39,355
Other assets                                                           2,763           3,329
                                                                    --------        --------

         Total assets                                               $ 74,515        $ 79,672
                                                                    ========        ========

         LIABILITIES AND SHAREHOLDERS' EQUITY


Deposits                                                            $ 52,963        $ 54,119
Advances from the Federal Home Loan Bank                               7,676          11,794
Other liabilities                                                        637             609
                                                                    --------        --------

         Total liabilities                                            61,276          66,522

Shareholders' equity                                                  13,239          13,150
                                                                    --------        --------

         Total liabilities and shareholders' equity                 $ 74,515         $79,672
                                                                    ========        ========

                          KENTUCKY FIRST BANCORP, INC.
                  CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                        (In thousands, except share data)

                                                                   FISCAL YEAR ENDED                THREE MONTHS ENDED
                                                                        JUNE 30,                         JUNE 30,
                                                                   2003           2002              2003             2002

Total interest income                                           $ 4,451        $ 5,184           $   958          $ 1,252

Total interest expense                                            1,748          2,390               373              524
                                                                -------        -------           -------          -------

         Net interest income                                      2,703          2,794               585              728

Provision for (recoveries of) losses on loans                       (50)            39                 0                9
                                                                -------        -------           -------          -------

         Net interest income after provision
           for (recoveries of) losses on loans                    2,753          2,755               585              719

Other income                                                        200            192                57               37

General, administrative and other expense                         1,705          1,600               417              388
                                                                -------        -------           -------          -------

         Earnings before income taxes                             1,248          1,347               225              368

Federal income taxes                                                376            400                63              112
                                                                -------        -------           -------          -------

         NET EARNINGS                                           $   872        $   947           $   162          $   256
                                                                =======        =======           =======          =======


         EARNINGS PER SHARE

         Basic                                                  $  1.02        $  1.07           $   .19          $   .29
                                                                =======        =======           =======          =======

         Diluted                                                $   .97        $  1.03           $   .18          $   .28
                                                                =======        =======           =======          =======


         WEIGHTED-AVERAGE SHARES OUTSTANDING

         Basic                                                  850,787        885,152           845,962          879,518
                                                                =======        =======           =======          =======

         Diluted                                                901,910        920,952           903,890          920,954
                                                                =======        =======           =======          =======